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                 [LETTERHEAD OF ARTHUR ANDERSEN]


CONSENT TO USE OF REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report, and to all references to our firm included in or made a part of this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-60524, 33-63822, 33-83840, 333-51297,
333-69643, 333-69645, 333-86253, 333-44678  and 333-54082.




                                                         /s/ ARTHUR ANDERSEN LLP




Tampa, Florida,
   April 25, 2001